UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2026

AH REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4605 Columbus St.		,
Virginia Beach	,	Virginia	23462
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHRT	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHRTPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Recast Credit Facility and 7-Year Loan

On October 28, 2026, AH Realty Trust, Inc. (the “Company”), as parent guarantor, and AH Realty Trust, LP, the Company’s operating partnership (the “Operating Partnership”), as borrower, entered into a Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as Administrative Agent and L/C Issuer, M&T Bank, PNC Bank, National Association, TD Bank, N.A. and Truist Bank, as Documentation Agents, BofA Securities, Inc., M&T Bank, PNC Capital Markets LLC, TD Bank, N.A. and Truist Securities, Inc., as Joint Lead Arrangers, BofA Securities, Inc., as Sole Bookrunner, and the other lenders party thereto. The Credit Agreement provides for (i) a $150.0 million revolving credit facility maturing on October 28, 2031 (the “Revolving Credit Facility”), (ii) a $200.0 million term loan maturing on October 28, 2030 (the “4-Year Term Loan”) and (iii) a $200.0 million term loan maturing on October 28, 2031 (the “5-Year Term Loan” and, together with the Revolving Credit Facility and the 4-Year Term Loan, the “Recast Credit Facility”). The Recast Credit Facility includes an accordion feature that allows the total commitments to be increased to $1.0 billion, subject to certain conditions, including obtaining commitments from any one or more lenders.

On October 28, 2026, the Company, as parent guarantor, and the Operating Partnership, as borrower, also entered into a Term Loan Agreement (the “7-Year Loan Agreement”) with Toronto Dominion (Texas) LLC, as Administrative Agent, TD Securities (USA) LLC and PNC Capital Markets LLC, as Joint Lead Arrangers, TD Securities (USA) LLC, as Sole Bookrunner, and the other lenders party thereto, which provides for a $100.0 million term loan maturing on October 28, 2033 (the “7-Year Term Loan” and, together with the Recast Credit Facility, the “Loans”). The 7-Year Loan Agreement includes an accordion feature permitting aggregate increases of up to $150.0 million, to a maximum outstanding amount of $250.0 million, subject to obtaining lender commitments and satisfying other conditions. The Operating Partnership may make up to three requests for increases, each in a minimum amount of $25.0 million.

The Loans replace the Operating Partnership’s prior (i) $355.0 million revolving credit facility, which was scheduled to mature on January 22, 2027, (ii) $350.0 million term loan facility, which was scheduled to mature on January 21, 2028, (iii) $135.0 million term loan facility with Manufacturers and Traders Trust Company, which was scheduled to mature on March 8, 2027, and (iv) $95.0 million term loan facility with Toronto Dominion (Texas) LLC, which was scheduled to mature on May 19, 2027. The Credit Agreement permits borrowings under the Recast Credit Facility to be used for general corporate and working capital purposes, and the 7-Year Loan Agreement permits proceeds of the 7-Year Term Loan to be used to repay loans under the Operating Partnership’s prior TD term loan agreement and for general corporate and working capital purposes, in each case subject to the terms of the applicable agreement. Amounts repaid or prepaid under the term loans may not be reborrowed. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement or the 7-Year Loan Agreement, as applicable.

As of October 28, 2026, there were $113.0 million outstanding under the Revolving Credit Facility, $200.0 million outstanding under the 4-Year Term Loan, $200.0 million outstanding under the 5-Year Term Loan and $100.0 million outstanding under the 7-Year Term Loan.

The Operating Partnership may extend the maturity of the 4-Year Term Loan to October 28, 2031 by providing written notice to the Administrative Agent not earlier than 60 days and not later than 30 days before its initial maturity date, subject to specified conditions, including the absence of a Default, the accuracy of representations and warranties, delivery of required certificates and approvals, and payment of an extension fee equal to 0.15% of the 4-Year Term Loan facility.

Neither the Revolving Credit Facility, the 5-Year Term Loan nor the 7-Year Term Loan provides for a borrower option to extend its maturity.

The Loans bear interest as follows:

•the Revolving Credit Facility bears interest at Term SOFR or Daily Simple SOFR, each plus a margin ranging from 1.30% to 1.85%, depending on the Operating Partnership’s total leverage;
•the 4-Year Term Loan bears interest at Term SOFR or Daily Simple SOFR, each plus a margin ranging from 1.25% to 1.80%, depending on the Operating Partnership’s total leverage;
•the 5-Year Term Loan bears interest at Term SOFR or Daily Simple SOFR, each plus a margin ranging from 1.25% to 1.80%, depending on the Operating Partnership’s total leverage; and
•the 7-Year Term Loan bears interest at Term SOFR or Daily Simple SOFR, each plus a margin ranging from 1.70% to 2.20%, depending on the Operating Partnership’s total leverage.

Under both the Credit Agreement and the 7-Year Loan Agreement, if the Company or the Operating Partnership attains a long-term unsecured senior, non-credit enhanced debt rating of BBB- or better from S&P or Baa3 or better from Moody’s, the Operating Partnership may, upon written notice to the applicable Administrative Agent, make a one-time irrevocable election to have the applicable interest rate margins determined by reference to debt ratings rather than total leverage, notwithstanding any subsequent failure to maintain an investment-grade rating or any debt rating.

The Operating Partnership is the borrower under the Loans, and its obligations under the Loans are guaranteed by the Company and certain of its subsidiaries.

The Credit Agreement and the 7-Year Loan Agreement contain customary representations and warranties and financial and other affirmative and negative covenants. Under each agreement, the Company and the Operating Partnership are subject to ongoing compliance with a number of financial covenants, affirmative covenants and other restrictions, including the following:

•Total Leverage Ratio of not more than 60% (or 65% as of the last day of the quarter in which a Significant Acquisition occurs and the two immediately following quarters, available up to two times during the term of the applicable agreement). A Significant Acquisition is an acquisition of real property assets, portfolios or operating businesses in a single transaction or series of related transactions for a purchase price greater than 10% of Total Asset Value;
•Ratio of Adjusted EBITDA to Fixed Charges of not less than 1.50 to 1.0;
•Tangible Net Worth of not less than the sum of (i) $823,879,000 and (ii) an amount equal to 75% of the net equity proceeds received by the Company, the Operating Partnership and their respective subsidiaries after June 30, 2026;
•Ratio of Secured Indebtedness to Total Asset Value of not more than 40% (excluding, for purposes of the Credit Agreement, the Recast Credit Facility if it becomes Secured Indebtedness and, for purposes of the 7-Year Loan Agreement, the 7-Year Term Loan if it becomes Secured Indebtedness);
•Ratio of Secured Recourse Debt to Total Asset Value of not more than 20% (excluding, for purposes of the Credit Agreement, the Recast Credit Facility if it becomes Secured Indebtedness and, for purposes of the 7-Year Loan Agreement, the 7-Year Term Loan if it becomes Secured Indebtedness);
•Total Unsecured Leverage Ratio of not more than 60% (or 65% as of the last day of the quarter in which a Significant Acquisition occurs and the two immediately following quarters, available up to two times during the term of the applicable agreement);
•Unencumbered Interest Coverage Ratio of not less than 1.75 to 1.0;
•Maintenance of at least 15 Unencumbered Properties with an Unencumbered Asset Value of not less than $500.0 million at any time;
•Minimum Occupancy Rate for all Unencumbered Properties in the aggregate of not less than 80% at any time; and
•Aggregate rental revenues from any one tenant under leases of Unencumbered Properties of not more than 25% of rental revenues under all leases of Unencumbered Properties.

The Credit Agreement and the 7-Year Loan Agreement restrict dividends, other distributions and repurchases of equity interests if a Default has occurred and is continuing or would result therefrom. Subject to the exceptions specified in each agreement, distributions may nevertheless be made in the minimum amount required for the Company to maintain its status as a REIT and avoid federal or state income or excise taxes. This exception is unavailable upon specified insolvency or inability-to-pay or attachment defaults or following acceleration under the applicable agreement. The agreements also limit the amount attributable to certain asset categories in calculating Total Asset Value, including unimproved land holdings, development properties, mortgages, mezzanine loans, notes receivable and unconsolidated affiliates.

The Operating Partnership may voluntarily prepay borrowings under the Recast Credit Facility in whole or in part without premium or penalty, subject to applicable notice and minimum prepayment requirements, payment of accrued interest and any applicable SOFR breakage compensation. The Operating Partnership may also voluntarily prepay the 7-Year Term Loan in whole or in part, subject to applicable prepayment penalties under the 7-Year Loan Agreement, notice and minimum prepayment requirements, payment of accrued interest and any applicable SOFR breakage compensation

The Credit Agreement and the 7-Year Loan Agreement include customary events of default, in certain cases subject to customary cure periods. If an event of default occurs and is continuing after expiration of any applicable cure period, the applicable Administrative Agent may, with the consent of the requisite lenders, and shall, at their request, among other things, terminate commitments and declare the unpaid principal, accrued and unpaid interest and all other amounts payable under the applicable agreement to be immediately due and payable. Specified bankruptcy events involving the Operating Partnership result in automatic termination of commitments and acceleration of amounts outstanding. The 7-Year Loan Agreement also expressly provides that an event of default under the Credit Agreement constitutes an event of default under the 7-Year Loan Agreement.

The foregoing summary of the Credit Agreement and the 7-Year Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and the 7-Year Loan Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Constellation Energy Building Refinancing

On October 28, 2026, Harbor Point Parcel 2 – Office, LLC, Harbor Point Parcel 2 – Retail, LLC, and Harbor Point Parcel 2 – Transfer Station, LLC, each an indirect subsidiary of the Company (collectively, the “Constellation Borrower”), entered into an Amended and Restated Term Loan Agreement (the “Constellation Loan Agreement”) with PNC Bank, National Association, as Administrative Agent (the “Constellation Agent”), PNC Capital Markets, LLC, as Sole Lead Arranger and Sole Bookrunner, and the other financial institutions party thereto. The Constellation Loan Agreement provides for a $121.8 million term loan (the “Constellation Term Loan”), which matures on October 28, 2029. The Constellation Term Loan is secured by the property known as the Constellation Tower, which we refer to as the Constellation Office and the Constellation Retail.

The Constellation Term Loan bears interest at Daily Simple SOFR (as defined in the Constellation Loan Agreement) plus a margin of 1.80%. Upon the occurrence and during the continuation of an event of default under the Constellation Loan Agreement, the interest rate increases by 3.0%. The Constellation Borrower entered into an interest rate swap for 100% of the Constellation Term Loan providing for a maximum interest rate of 8.25% (the “Interest Rate Hedge”).

The Constellation Term Loan may be prepaid in whole or in part in principal amounts of at least $100,000 upon at least three business days’ notice, generally without premium or penalty, subject to the agreement’s exceptions. Amounts repaid may not be reborrowed.

The Constellation Loan Agreement requires approval of leases unless they satisfy the applicable deemed-approval requirements. Office leases covering more than 25,000 square feet do not qualify for deemed approval. The office and retail deemed-approval requirements also include conditions relating to lease form, tenant qualifications, minimum term, minimum rent and subordination to the mortgage.

Pursuant to a Guaranty Agreement, dated as of October 28, 2026, by the Operating Partnership and the Company, in favor of the Constellation Agent, for itself and all other “Lenders” now or hereafter existing under the Constellation Loan Agreement, the “Constellation Guaranty Agreement”) the Company and the Operating Partnership have provided (i) a guaranty of all obligations of the Constellation Borrower under the Interest Rate Hedge and (ii) guarantees in connection with certain non-recourse carveouts.

The Constellation Borrower, the Company and the Operating Partnership are subject to certain financial covenants under the Constellation Loan Agreement. The Constellation Borrower must maintain a Debt Service Coverage Ratio (as defined in the Constellation Loan Agreement) of at least 1.20 to 1.00. The Company and the Operating Partnership are subject to the same financial covenants as provided for under the Credit Agreement.

If the Debt Service Coverage Ratio is below 1.20 to 1.00 as of a testing date, the Constellation Borrower must either make a principal prepayment within 30 days sufficient to restore that ratio on a pro forma basis or deposit 100% of monthly Excess Cash Flow (as defined in the Constellation Loan Agreement) into a cash collateral account pledged to the Constellation Agent. A cash sweep is also required if Constellation Energy loses its investment-grade credit rating from S&P or Moody’s, or if its entire leased premises goes dark for more than 30 consecutive days. The cash sweep continues until the applicable contractual termination conditions are satisfied, including, as applicable, restoration of Debt Service Coverage Ratio for two consecutive testing dates, restoration of investment-grade ratings from both S&P and Moody’s, or qualifying reletting or subletting of all Constellation Energy space, and no continuing event of default. Distributions to the Constellation Borrower’s equity owners are prohibited during a Trigger Period (as defined in the Constellation Loan Agreement).

The Constellation Term Loan is subject to customary events of default, including events of default related to the lease with Constellation Energy. Specifically, each of the following constitutes an event of default: (i) a monetary default by Constellation Energy in the payment of one or more months' base rent, that continues for a period of 60 or more days, (ii) termination of the Constellation Energy’s lease for any reason or (iii) a material default by the Harbor Point Parcel 2 – Office, LLC under Constellation Energy’s lease that continues beyond any applicable grace, notice and cure period if (y) Constellation Energy has the right to terminate Constellation Energy’s lease by reason of such default or (z) in the case of any other remedy such as a right of off-set or self-help, which remedy, if exercised, would result in a Debt Service Coverage Ratio below 1.00 to 1.00. Upon the occurrence and during the continuance of an event of default, the Constellation Agent may and shall at the direction of the Required Lenders (as defined in the Constellation Loan Agreement), exercise any and all rights and remedies afforded by the Constellation Loan Agreement, including declaring any and all amounts outstanding under the Constellation Term Loan immediately due and payable.

The foregoing summary of the Constellation Loan Agreement and the Constellation Guaranty Agreement does not purport to be complete and is qualified in its entirety by reference to the Constellation Loan Agreement and the Constellation Guaranty Agreement, copies of which are attached as Exhibit 10.3 and Exhibit 10.4 hereto, respectively and are incorporated herein by reference.

Dispositions of The Everly and Solis Gainesville II

On October 30, 2026, the Company completed the disposition of The Everly and Solis Gainesville II, which comprised an aggregate of 407 multifamily units in Gainesville, Georgia, for aggregate proceeds of approximately $89 million, in cash, including the loan repayment of $28 million for the loan secured by the Everly.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet      Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Recast Credit Facility, the 7-Year Term Loan and the Constellation Term Loan is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*
Fourth Amended and Restated Credit Agreement, dated October 28, 2026, among AH Realty Trust, LP, as Borrower, AH Realty Trust, Inc., as Parent, Bank of America, N.A., as Administrative Agent, and the other agents and Lenders party thereto.

10.2
Term Loan Agreement, dated October 28, 2026, among AH Realty Trust, LP, as Borrower, AH Realty Trust, Inc., as Parent, Toronto Dominion (Texas) LLC, as Administrative Agent, and the Lenders party thereto.

10.3*
Amended and Restated Term Loan Agreement, dated October 28, 2026, among Harbor Point Parcel 2 – Office, LLC, Harbor Point Parcel 2 – Retail, LLC, and Harbor Point Parcel 2 – Transfer Station, LLC, as Borrower, PNC Bank, National Association, as Administrative Agent, and the other financial institutions party thereto.

10.4
Guaranty Agreement, dated October 28, 2026, by AH Realty Trust, LP and AH Realty Trust, Inc. as Guarantors, in favor of PNC Bank, National Association, as Administrative Agent, for itself and all other "Lenders" now or hereafter existing under the Amended and Restated Term Loan Agreement.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AH REALTY TRUST, INC.

Date: November 3, 2026	By:	/s/ Matthew Barnes-Smith
Matthew Barnes-Smith
Chief Financial Officer and Treasurer